ADDENDUM TO MANAGEMENT AGREEMENT

     The Management Agreement (the "Agreement") between The GCG Trust (the "Trust"), a Massachusetts business trust having its principal place of business 1475 Dunwoody Drive, West Chester, PA 19380, and Directed Services, Inc. ("DSI" or the "Manager"), a New York corporation having its principal place of business 1475 Dunwoody Drive, West Chester, PA 19380, dated October 24, 1997 is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement, which is dated as of the 26th day of February, 2002.

                                   WITNESSETH:
                                   -----------

     WHEREAS, the Trust is authorized to issue an unlimited number of shares of beneficial interest in separate series, each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Trust currently offers shares in multiple series, may offer shares of additional series in the future, and intends to offer shares of additional series in the future; and

     WHEREAS, the Trust has established six new series designated as the Fundamental Growth Focus Series; Focus Value Series; Global Franchise Series; Equity Growth Series; J.P. Morgan Fleming Small Cap Equity Series; the International Enhanced EAFE Series; and redesignated the Small Cap Series as the Capital Guardian Small Cap Series; and

     WHEREAS, the Trust desires to appoint DSI as Manager for the Fundamental Growth Focus Series; Focus Value Series; Global Franchise Series; Equity Growth Series; J.P. Morgan Fleming Small Cap Equity Series; the International Enhanced EAFE Series; and the Capital Guardian Small Cap Series, under the provisions set forth in the Agreement and in this Addendum to the Agreement; and

     WHEREAS, the Manager is willing to accept such appointment.

     NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

          1. In addition to its responsibilities as specified in the Agreement, the Trust hereby appoints DSI to act as Manager with respect to the Fundamental Growth Focus Series; Focus Value Series; Global Franchise Series; Equity Growth Series; J.P. Morgan Fleming Small Cap Equity Series; the International Enhanced EAFE Series; and Capital Guardian Small Cap Series, which, together with all other Series previously established and listed on Schedule A to the Agreement, shall be Series under the Agreement as provided in paragraph one (1), subject to the terms and conditions as specified in the Agreement, including paragraph nine (9), "Compensation."

          2. Schedule A to the Agreement shall be replaced with a new Schedule A, a form of which is attached hereto.

          3. Schedule B to the Agreement ("Compensation for Services to Series") shall be replaced with a new Schedule B, a form of which is attached hereto.

     This Addendum shall take effect with respect to the Series on May 1, 2002.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed on the date indicated.

                                        THE GCG TRUST


Attest::_________________________       By:__________________________
Title:___________________________       Title:_______________________

                                        DIRECTED SERVICES, INC.


Attest::_________________________       By:__________________________
Title:___________________________       Title:_______________________

                                   SCHEDULE A

     The Series of The GCG Trust, as described in the attached Management Agreement, to which Directed Services, Inc. shall act as Manager are as follows:

          Equity Income Series (formerly, Multiple Allocation Series)
          Fully Managed Series
          Limited Maturity Bond Series
          Hard Assets Series
          Real Estate Series
          Liquid Asset Series
          Capital Appreciation Series
          Van Kampen Growth and Income Series (formerly,
          Rising Dividends Series)
          Value Equity Series
          Strategic Equity Series
          Capital Guardian Small Cap Series (formerly, Small Cap Series) Mid-Cap Growth Series
          Total Return Series
          Research Series
          Capital Growth Series (formerly, Growth & Income Series)
          Growth Series (formerly, Value + Growth Series)
          Core Bond Series (formerly, Global Fixed Income Series)
          Developing World Series
          International Equity Series
          Investors Series
          Diversified Mid-Cap Series
          Asset Allocation Growth Series
          Special Situations Series
          Janus Growth and Income Series (formerly, Growth and Income Series) Internet TollkeeperSM Series
          High Yield Series
          Managed Global Series
          All Cap Series
          Large Cap Value Series
          Fundamental Growth Focus Series
          Focus Value Series
          Global Franchise Series
          Equity Growth Series
          J.P. Morgan Fleming Small Cap Equity Series
          International Enhanced EAFE Series

                                   SCHEDULE B
                       COMPENSATION FOR SERVICES TO SERIES

For the services provided by Directed Services, Inc. (the "Manager") to the following Series of The GCG Trust (the "Trust"), pursuant to the attached Management Agreement, the Trust will pay the Manager a fee, payable monthly, based on the average daily net assets of the Series at the following annual rates of the average daily net assets of that Series.

Series                                 Rate
------                                 ----

Equity Income [formerly, Multiple      1.00% of first $750 million in combined
Allocation], Fully Managed, Hard       assets of these Series;
Asset, Real Estate, Capital            0.95% of next $1.250 billion;
Appreciation, Van Kampen Growth        0.90% of next $1.5 billion; and
and Income (formerly, Rising           0.85% of amount in excess of $3.5 billion
Dividends)*, Value Equity,
Strategic Equity, and Capital
Guardian Small Cap Series
(formerly, Small Cap Series):

Limited Maturity Bond and Liquid       0.60% of first $200 million in combined
Asset Series:                          assets of these Series;
                                       0.55% of next $300 million; and
                                       0.50% of amount in excess of $500 million

Developing World Series:               1.75% of average daily net assets

Managed Global Series:                 1.25% of the first $500 million; and
                                       1.05% on the amount in excess

Capital Growth Series [formerly,       1.10% of first $250 million in combined
Growth & Income Series] and Growth     assets in these Series;
Series [formerly, Value + Growth       1.05% of the next $400 million;
Series]*:                              1.00% of the next $450 million; and
                                       0.95% of the amount in excess of $1.1
                                       billion

Mid-Cap Growth, Total Return, and      1.00% of first $250 million in combined
Research Series:                       assets in these Series;
                                       0.95% of the next $400 million;
                                       0.90% of the next $450 million; and
                                       0.85% of the amount in excess of $1.1
                                       billion

Core Bond Series [formerly, Global     1.00% of the first $100 million;
Fixed Income Series]:                  0.90% of the next $100 million;
                                       0.80% of the amount in excess of $200
                                       million

Investors Series and All Cap           1.00% of first $500 million in combined
Series:                                assets of these Series;
                                       0.95% of next $250 million;
                                       0.90% of next $500 million; and
                                       0.85% of amount in excess of $1.25
                                       billion

Large Cap Value Series:                1.00% of first $500 million;
                                       0.95% of next $250 million;
                                       0.90% of next $500 million; and
                                       0.85% of amount in excess of $1.25
                                       billion

Diversified Mid-Cap Series and         1.00% of first $500 million in combined
Asset Allocation Growth Series:        assets of these Series;
                                       0.95% of next $250 million;
                                       0.90% of next $500 million; and
                                       0.85% of amount in excess of $1.25
                                       billion

Special Situations Series and          1.10% of first $250 million ;
Janus Growth and Income Series         1.05% of next $400 million;
(formerly, Growth and Income           1.00% of next $450 million; and
Series)                                0.95% of amount in excess of $1.1 billion

International Equity Series:           1.25% of the first $500 million; and
                                       1.05% on the amount in excess

Internet TollkeeperSM Series:          1.85% of the first $1 billion; and
                                       1.75% on the amount in excess of $1
                                       billion

High Yield Series:                     0.50%

Fundamental Growth Focus Series        0.80% of first $500 million;
and Focus Value Series:                0.75% of next $250 million;
                                       0.70% of next $500 million;
                                       0.65% of next $750 million; and
                                       0.60% thereafter

Global Franchise Series                1.00% of the first $250 million;
                                       0.90% of the next $250 million; and
                                       0.75% thereafter

Equity Growth Series                   0.75% of first $250 million;
                                       0.70% of next $250 million;
                                       0.65% of the next $500 million; and
                                       0.60% thereafter

J.P. Morgan Fleming Small Cap          0.90% of first $200 million;
Equity Series                          0.85% of next $300 million;
                                       0.80% of next $250 million; and
                                       0.75% thereafter

International Enhanced EAFE Series     1.00% of first $50 million;
                                       0.95% of next $200 million;
                                       0.90% of next $250 million;
                                       0.85% thereafter

----------------------------
* Directed Services, Inc. has agreed to voluntary fee waivers of 0.05% of assets in excess of $1.36 billion with respect to the Growth Series and of 0.05% of assets in excess of $840 million with respect to the Van Kampen Growth and Income Series (formerly Rising Dividends Series) through December 31, 2002.